Exhibit 10.13

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 6th day of January, 2012 (the “Execution Date”), by and between BMR-ROAD TO THE CURE LP, a Delaware limited partnership (“Landlord,” as successor-in-interest to BMR-10835 ROAD TO THE CURE LLC, a Delaware limited liability company (“Original Landlord”), and RECEPTOS, INC., a Delaware corporation (“Tenant,” as successor-in-interest to APOPTOS, INC., a Delaware corporation (“Original Tenant”)).

RECITALS

A.                                    WHEREAS, Original Landlord and Original Tenant entered into that certain Lease dated as of August 24, 2007 (“Original Lease”), as amended by that certain First Amendment to Lease dated as of March 30, 2008 (“First Amendment”), and that certain Second Amendment to Lease (“Second Amendment”) dated as of May 11, 2009, which Second Amendment was amended and restated pursuant to that certain Amended and Restated Second Amendment to Lease dated as of September 15, 2009 (“Amended and Restated Second Amendment” and collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), whereby Tenant leases certain premises commonly known as Suite 205 consisting of approximately twelve thousand thirty-seven (12,037) square feet of Rentable Area, as shown on Exhibit A attached hereto (the “Current Premises”) from Landlord on the second (2nd) floor of the building located at 10835 Road to the Cure in San Diego, California (the “Building”);

B.                                    WHEREAS, pursuant to that certain Assignment dated as of June 8, 2010, between Tenant and Original Tenant, Original Tenant assigned and Tenant assumed all of Original Tenant’s right, title and interest under the Lease;

C.                                    WHEREAS, Tenant desires to lease from Landlord and Landlord desires to lease to Tenant additional space on the second (2nd) floor of the Building, commonly known as Suite 230 and consisting of approximately six thousand thirty-one (6,031) square feet of Rentable Area, as shown on Exhibit A attached hereto (the “Additional Premises”);

D.                                    WHEREAS, Landlord and Tenant desire to extend the Term; and

E.                                     WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                      Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein. The Lease, as amended by this Amendment, is referred to herein as the “Amended Lease.”

Approved by:
BMR-Legal
CMS

2.                                      Lease of Additional Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Additional Premises as of the Additional Premises Commencement Date (as defined below) for use by Tenant in accordance with the Permitted Use and in accordance with the other terms and conditions of the Amended Lease. From and after the Additional Premises Commencement Date, the “Premises,” as defined in the Lease, shall (a) mean the Current Premises plus the Additional Premises and (b) contain approximately eighteen thousand sixty-eight (18,068) square feet of Rentable Area. The term with respect to the Additional Premises shall commence upon the Additional Premises Commencement Date and shall terminate, subject to any extension options granted pursuant to the Amended Lease, simultaneously with the expiration of the Term (as extended by this Amendment).

3.                                      Possession and Additional Premises Commencement Date.

(a)                                 Landlord shall use commercially reasonable efforts to tender possession of the Additional Premises to Tenant on February 1, 2012 (the “Additional Premises Commencement Date”). Tenant shall execute and deliver to Landlord written acknowledgment of the actual Additional Premises Commencement Date and the Term Expiration Date within ten (10) days after Tenant takes occupancy of the Additional Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the Additional Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the Additional Premises required for the Permitted Use by Tenant shall not serve to extend the Additional Premises Commencement Date.

(b)                                 Landlord shall permit Tenant to enter upon the Additional Premises as of the Execution Date for the sole purpose of installing improvements and data and telecommunications cabling and placing personal property. Tenant shall furnish to Landlord evidence satisfactory to Landlord that insurance coverages required of Tenant under the provisions of Article 21 of the Original Lease are in effect with respect to the Additional Premises, and such entry shall be subject to all the terms and conditions of the Amended Lease other than the payment of Basic Annual Rent or Tenant’s Pro Rata Share of Operating Expenses with respect to the Additional Premises; and provided, further, that if the Additional Premises Commencement Date is delayed due to such early access, then the Additional Premises Commencement Date shall be the date that the Additional Premises Commencement Date would have occurred but for such delay.

(c)                                  Landlord shall use commercially reasonable efforts to Substantially Complete (as defined below) the work required of Landlord shown on Exhibit B (the “Landlord Work”) on or before February 15, 2012 (the “Landlord Work Completion Date”).  Tenant agrees that in the event such Landlord Work is not Substantially Complete on or before the Landlord Work Completion Date for any reason, then (a) the Amended Lease shall not be void or voidable and (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. The term “Substantially Complete” or “Substantial Completion” means that (1) the Landlord Work is substantially complete in accordance with Exhibit B, except for minor punch list items, the completion of which shall not interfere with Tenant’s occupancy of the Additional Premises, (m) the Additional Premises are clean and in fully operable condition and (n) Landlord has received a certificate of substantial completion from the architect.  Notwithstanding anything in this Amendment to the contrary, Landlord’s obligation to timely achieve Substantial Completion shall be subject to extension on a day-for-day basis as a result of (y) any action of Tenant (“Tenant Delay”) or (z) any accident; breakage; repair; strike; lockout or other labor disturbance or labor dispute of any character; act of God; act of terrorism; shortage of materials, which shortage is not unique to landlord or Tenant, as the case may be; governmental regulation, moratorium or other governmental action; or any event or circumstance that is not within the reasonable control of Landlord (each, an “Excused Delay”).

(d)                                 In the event that Landlord fails to Substantially Complete the Landlord Work on or before March 15, 2012 (the “Landlord Work Outside Completion Date”), and such delay is not due to Tenant Delay or Excused Delay, Basic Annual Rent with respect to the Additional Premises only shall be abated one and one-half (1.5) day for each day after the Landlord Work Outside Completion Date that Substantial Completion is actually delayed for reasons other than Tenant Delay or Excused Delay.

4.                                      Pro Rata Share. From and after the Additional Premises Commencement Date, the table in Section 2.2 of the Original Lease shall be deleted and replaced with the following:

Means the Following (As of the Additional
Definition or Provision	Premises Commencement Date)
Rentable Area of Premises (Current Premises plus Additional Premises)	18,068 square feet
Rentable Area of Building	67,998 square feet
Tenant’s Pro Rata Share of Building	26.57%

5.                                      Basic Annual Rent. Effective as of the Additional Premises Commencement Date, the table in Section 2.3 of the Original Lease is hereby deleted and replaced with the following:

	Approximate	Per Rentable
Dates	Rentable S.F.	S.F.	Total Monthly
February 1, 2012 – May 31, 2012	18,068	$1.8321 monthly	$33,102.38
June 1, 2012 – January 31, 2013	18,068	$2.7500 monthly	$49,687.00
February 1, 2013 – January 31, 2014	18,068	$2.8325 monthly	$51,177.61
February 1, 2014 – October 31, 2014	18,068	$2.9175 monthly	$52,713.39

6.                                      Additional Rent.  Tenant’s obligation to pay Operating Expenses, the Property Management Fee and other Additional Rent with respect to the Additional Premises shall commence on the Additional Premises Commencement Date.

7.                                      TI Rent.  All references to “TI Rent” and “Excess TI Costs” are hereby deleted from the Amended Lease, and Tenant shall have no obligation to reimburse Landlord for (a) any tenant improvements previously constructed by Landlord or (b) the Landlord Work to be performed pursuant to this Amendment. In connection with the foregoing, Section 4 of the Amended and Restated Second Amendment is hereby deleted in its entirety.

8.                                      Term.  The term of the Lease is hereby extended to and the Term Expiration Date is hereby amended to be October 31, 2014. The period of time from February 15, 2013 (the “Extension Term Commencement Date”) through the Term Expiration Date shall be referred to herein as the “Extension Term.”

9.                                      Options to Extend Term. Tenant shall have two (2) options (each, an “Option”) to extend the Term by three (3) years each as to the entire Premises (and no less than the entire Premises) upon the following terms and conditions. Any extension of the Term pursuant to an Option shall be on all the same terms and conditions as the Amended Lease, except as follows:

(a)                                   Base Rent at the commencement of an Option term shall equal the then-current fair market value (“FMV”), and shall be increased on each annual anniversary of the Option commencement date during an Option term by three percent (3%). If Landlord and Tenant cannot agree on the FMV within thirty (30) days after Landlord’s receipt of the Option Notice (as defined below), they shall, within ten (10) business days following the expiration of such thirty (30) day period, mutually agree on a third party real estate broker with at least ten (10) years’ experience in the leasing of life science properties in the San Diego, California area, who shall determine the FMV within twenty (20) days following such broker’s appointment, which determination shall be binding on Landlord and Tenant. Landlord and Tenant shall each pay one-half (1/2) of the cost of the broker. FMV shall be defined as the amount of rent that a well-informed tenant, willing (but not obliged) to lease the Premises, would pay, and that a well-informed landlord, willing (but not obliged) to lease to a tenant, would accept, taking into consideration (i) all uses to which the Premises are adapted and might in reason be applied and (ii) the then-market terms being offered in the Torrey Pines submarket, including all escalations, operating expenses, and additional rent at which tenants, as of the commencement of the Extension Term, for (A) premises that are (1) directly leased (as opposed to subleased), (2) unencumbered, (3) comparable to (a) the Premises in size, location, age and quality and (b) the Building in location, age and quality and (B) transactions for a term comparable to the Option term, in each case taking into account tenant improvements, rental rates, rent increases, free rent periods, market concessions and brokerage commissions.

(b)                                   No Option is assignable separate and apart from the Amended Lease.

(c)                                    An Option is conditional upon Tenant giving Landlord written notice of its election to exercise such Option at least nine (9) months prior to the end of the expiration of the then-current Term. Time shall be of the essence as to Tenant’s exercise of an Option. Tenant assumes full responsibility for maintaining a record of the deadlines to exercise an Option.

(d)                                   Notwithstanding anything contained in this Section to the contrary, Tenant shall not have the right to exercise an Option:

(i)                                     During the time commencing from the date Landlord delivers to Tenant a written notice that Tenant is in default under any provisions of the Amended Lease and continuing until Tenant has cured the specified default to Landlord’s reasonable satisfaction; or

(ii)                                  At any time after any Default as described in Article 24 of the Original Lease (provided, however, that, for purposes of this Subsection 8(d)(ii), Landlord shall not be required to provide Tenant with notice of such Default) and continuing until Tenant cures any such Default, if such Default is susceptible to being cured; or

(iii)                               In the event that Tenant has defaulted in the performance of its obligations under the Amended Lease two (2) or more times and a service or late charge has become payable under Section 24.1 of the Original Lease for each of such defaults during the twelve (12)-month period immediately prior to the date that Tenant intends to exercise an Option, but only if Tenant has not cured such defaults within fifteen (15) days.

(e)                                    The period of time within which Tenant may exercise an Option shall not be extended or enlarged by reason of Tenant’s inability to exercise such Option because of the provisions of Section 8(d).

(f)                                     All of Tenant’s rights under the provisions of an Option shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of such Option if, after such exercise, but prior to the commencement date of the new term, (a) Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of twenty (20) days after written notice from Landlord to Tenant, (b) Tenant fails to commence to cure a default (other than a monetary default) within thirty (30) days after the date Landlord gives notice to Tenant of such default or (c) Tenant has defaulted under the Amended Lease two (2) or more times and a service or late charge under Section 24.1 of the Original Lease has become payable for any such default, whether or not Tenant has cured such defaults.

10.                                    Prior Options to Extend.  Section 42 of the Original Lease is hereby deleted in its entirety and shall be of no further force or effect.

11.                                    Premises Exhibit.  Exhibit A to the Original Lease is hereby replaced in its entirety with Exhibit A attached hereto.

12.                                    Lender Lease Rights.  Section 12 of the Amended and Restated Second Amendment is hereby deleted in its entirety and shall be of no further force or effect.

13.                                    Condition of Premises.  Tenant acknowledges that (a) it is in possession of and is fully familiar with the condition of the Current Premises and, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the same in its condition “as is”

as of the first day of the Extension Term, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Current Premises for Tenant’s continued occupancy for the Extension Term or to pay for any improvements to the Premises, except as may be expressly provided in the Amended Lease. Tenant acknowledges that (a) it is fully familiar with the condition of the Additional Premises and, notwithstanding anything contained in the Amended Lease to the contrary, agrees to take the same in its condition “as is” as of the Additional Premises Commencement Date, subject to Landlord’s obligation to perform the Landlord Work and deliver the Additional Premises with the Landlord Work Substantially Complete, and (b) Landlord shall have no obligation to alter, repair or otherwise prepare the Additional Premises for Tenant’s occupancy or to pay for any improvements to the Additional Premises, except for the Landlord Work or as may be expressly provided in the Amended Lease.

14.                                         Broker.  Each of Landlord and Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Cushman & Wakefield (“Tenant’s Broker”) and Jones Lang La Salle (“Landlord’s Broker”), and agrees to indemnify, defend and hold the other party harmless from any and all cost or liability for compensation claimed by any such broker or agent, other than Tenant’s Broker and Landlord’s Broker, employed or engaged by it or claiming to have been employed or engaged by it. Tenant’s Broker is entitled to a leasing commission in connection with the making of this Amendment, and Landlord shall pay such commission to Tenant’s Broker pursuant to a separate agreement between Landlord and Tenant’s Broker.

15.                                         No Default.  Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

16.                                         Effect of Amendment.  Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

17.                                         Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

18.                                         Counterparts. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Amendment.

LANDLORD:

BMR-ROAD TO THE CURE LP,

a Delaware limited partnership

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	Vice President, Real Estate Counsel

TENANT:

RECEPTOS, INC.,
a Delaware corporation

By:	/s/ Faheem Hasnain
Name:	Faheem Hasnain
Title:	CEO

EXHIBIT A

ADDITIONAL PREMISES

See attached 1 page.

A-1

EXHIBIT B

LANDLORD WORK

In accordance with the mutually acceptable space plan dated January 4, 2012 prepared by Ferguson Pape Baldwin Architects (the “Approved Plan”) attached hereto, Landlord shall perform the following work (collectively, the “Landlord Work”):

•                       Build out 4 offices

•                       Install a door to connect Suites 205 and 230

•                       Provide appropriate surfaces and air handling

•                       Investigate the addition of an 8’ hood in lab Landlord shall cause the Landlord

Landlord shall use commercially reasonable efforts to cause the Landlord Work to be constructed in a good and workmanlike manner, substantially in accordance with the Approved Plan and in compliance with applicable laws and covenants, conditions and restrictions in effect as of the date of such completion, and in good condition and working order. The Landlord Work shall be performed by Landlord, at Landlord’s sole cost and expense.

Tenant shall have the right, on not less than two (2) business days’ advance written notice to Landlord, and, if specified by Landlord at Landlord’s option, accompanied by a representative of Landlord, to inspect the construction of the Landlord Work; provided that no such inspections shall interfere with or otherwise delay Landlord’s completion of the Landlord Work.

Tenant shall have the right to submit to Landlord a list of incomplete or defective items within sixty (60) days after Substantial Completion, and Landlord shall diligently repair or replace such items at Landlord’s sole cost and expense.

Landlord shall use commercially reasonable efforts to cause its construction contract for the Landlord Work to contain a minimum one (1) year warranty period.

B-1

EXHIBIT B

Q
P
N
M
L
K
8
9
10
11
CONFERENCE ROOM 213
VP CHEMISTRY OFFICE 212
VP BIOLOGY OFFICE 211
CSO OFFICE 210
CONFERENCE 206
OFFICE 204
OFFICE 203
(+2 FUTURE)
DIR. ADMIN. OFFICE 214
FINANCE OFFICE 215
HR OFFICE 216
SEC./ RECEPTION 200
ADMIN. OFFICE 200A
OPEN OFFICE 201A
RECEPTION 201
WALL PANEL
202
HALLWAY 201
STAIRS 218
CORRIDOR 217
CORRIDOR 217A
TISSUE CULTURE 304
KITCHEN 306
STORAGE 307
EQUIP 308
EQUIPMENT 309
BIOLOGY LAB
WOMEN 219
220
ELEC. 221
LAB SUPPORT 222
CONFERENCE 223
COLD ROOM 224
BREAK 225
RECEPTION
OFFICE 228
OFFICE 229
OFFICE 230
OFFICE 231
241
OPEN OFFICE 227
15
3FORM PANEL
STOREFRONT GLASS 240
CORRIDOR 220A
ELEC.
(4) LAB SUPPORT 312
(4) LAB SUPPORT 313
CHEMISTRY OFFICE 310
LAB 314
OFFICE 231
COMMON CORRIDOR 317
MECHANICAL 315
OFFICE 311
LAB 234
OFFICE 235
OFFICE 236
OFFICE 234A
OFFICE 234B
OFFICE 234C
OFFICE 234D
OFFICE 239
OFFICE 301
302
1
2
3
4
5
6
7
8
9
10
11
12
13
14
NORTH

FERGUSON PAPE BALDWIN ARCHITECTS

GENERAL NOTES:

A. OFFICE WALLS SHALL EXTEND 6" ABOVE THE CEILING AND INCLUDE ACOUSTICAL INSULATION.

B. PROVIDE (1) DATA OUTLET PER OFFICE.

C. PROVIDE THERMOSTAT FOR OFFICES FOR SEPARATE TEMPERATURE CONTROL.

D. ALL EXISTING VCT TO REMAIN U.O.N. PROVIDE NEW ACCENT TILE UNDER THE NEW LAB BENCH.

E. PROVIDE LATEX PAINT ON ALL NEW WALLS AND DOORS.

F. PROVIDE NEW DOORS AND FRAMES TO MATCH EXISTING BUILDING STANDARDS WHERE INDICATED.

G. PROVIDE NEW CEILING WITH ACOUSTICAL TILE AND LIGHTING PER THE BUILDING STANDARDS IN ALL NEW OFFICE AREAS.

H. MODIFY MECHANICAL AND SPRINKLER SYSTEM TO ACCOMMODATE WALL CHANGES.

I. RELOCATE EXIT SIGNS TO ACCOMMODATE WALL CHANGES.

KEYNOTES:

1. PROVIDE D.I. SYSTEM AT EXISTING SINK.
2. EXISTING THERMOSTAT TO BE RELOCATED.
3. NEW 3'-0"x7'-0" X 1'-0"X7'-0" UNEVEN PAIR DOOR WITH VISION LITE.
4. PROVIDE WATER FOR REFRIGERATOR.
5. PROVIDE POWER IN EXISTING CLOSET FOR FUTURE HUB. TENANT TO CONFIRM REQUIREMENTS.
6. PROVIDE 2A10BC MINIMUM FIRE EXTINGUISHER.
7. CONFIRM OPERATION OF DI SYSTEM AT EXISTING SINK.
8. NEW BENCH WITH UPPER SHELVING UNDER EXISTING SERVICE CARRIER. (USE EXISTING CASEWORK WITH UPPERS). ADD UNDER SHELF LIGHTING.
9. EXISTING 8' FUME HOOD. PROVIDE VAC (HOUSE SYSTEM), CA, N2 (TENANT SYSTEMS). REMOVE/SEAL CUPSINK OPENINGS.
10. EXISTING RELOCATED 6' FUME HOOD. PROVIDE VAC (HOUSE SYSTEM), CA, N2 (TENANT SYSTEMS). REMOVE/SEAL CUPSINK OPENINGS.
11. PROVIDE CARD READER AT EXISTING DOOR THRU ADT. COORDINATE WITH TENANT.
12. NEW WINDOW TO MATCH OFFICE 310.
13. PROVIDE LOCATION OF EXISTING DATA CONDUIT.
14. MOVE OUTLET TO BEHIND REFRIGERATOR.
15. PROVIDE OVERHEAD POWER FOR WORKSTATIONS.

BMR - RTC RECEPTOS SUITE 8 T.I.

01/04/2012

SECOND FLOOR

SCALE: 1/16" = 1'-0"

0 16 64 FT

EXHIBIT C

ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE
AND TERM EXPIRATION DATE

THIS ACKNOWLEDGEMENT OF TERM COMMENCEMENT DATE AND TERM EXPIRATION DATE is entered into as of [     ], 2012, with reference to that certain Lease dated as of August 24, 2007, as amended by that certain First Amendment to Lease dated as of March 30, 2008, that certain Second Amendment to Lease (“Second Amendment”) dated as of May 11, 2009, which Second Amendment was amended and restated pursuant to that certain Amended and Restated Second Amendment to Lease dated as of September 15, 2009, and that certain Third Amendment to Lease dated as of December [     ], 2011 (“Third Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Lease”), by RECEPTOS, INC., a Delaware corporation (“Tenant”), in favor of BMR-10835 ROAD TO THE CURE LLC, a Delaware limited liability company (“Landlord”). All capitalized terms used herein without definition shall have the meanings ascribed to them in the Lease.

Tenant hereby confirms the following:

1.                                      Tenant accepted possession of the Additional Premises on [             ], 2012.

2.                                      The Additional Premises are in good order, condition and repair.

3.                                      The Landlord Work is Substantially Complete.

4.                                      All conditions of the Lease to be performed by Landlord as a condition to the full effectiveness of the Lease have been satisfied, and Landlord has fulfilled all of its duties in the nature of inducements offered to Tenant to lease the Additional Premises.

5.                                      In accordance with the provisions of Section 3 of the Third Amendment, the Additional Premises Commencement Date is [     ], 2012, and, unless the Lease is terminated prior to the Term Expiration Date pursuant to its terms, the Term Expiration Date shall be October 31, 2014.

6.                                      Tenant commenced occupancy of the Additional Premises for the Permitted Use on [           ], 20[    ].

7.                                      The Lease is in full force and effect, and the same represents the entire agreement between Landlord and Tenant concerning the Additional Premises[, except [            ]].

8.                                      Tenant has no existing defenses against the enforcement of the Lease by Landlord, and there exist no offsets or credits against Rent owed or to be owed by Tenant.

9.                                      The obligation to pay Rent is presently in effect and all Rent obligations on the part of Tenant under the Lease commenced to accrue on [           ], 20[     ], with Basic Annual Rent payable on the dates and amounts set forth in the chart below:

C-1

	Approximate	Per Rentable
Dates	Rentable S.F.	S.F.	Total Monthly
February 1, 2012 – May 31, 2012	18,068	$1.8321 monthly	$33,102.38
June 1, 2012 – January 31, 2013	18,068	$2.7500 monthly	$49,687.00
February 1, 2013 – January 31, 2014	18,068	$2.8325 monthly	$51,177.61
February 1, 2014 – October 31, 2014	18,068	$2.9175 monthly	$52,713.39

10.                               The undersigned Tenant has not made any prior assignment, transfer, hypothecation or pledge of the Lease or of the rents thereunder or sublease of the Premises or any portion thereof.

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C-2

IN WITNESS WHEREOF, Tenant has executed this Acknowledgment of Term Commencement Date and Term Expiration Date as of the date first written above.

TENANT:

RECEPTOS, INC.,
a Delaware corporation

By:
Name:
Title:

C-1